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Exhibit 10.4

AMENDMENT AGREEMENT

        This AMENDMENT AGREEMENT (this "Amendment"), is made and entered into as of January 5, 2004, by and between UGCH Finance, Inc., (formerly known as United Programming Argentina II, Inc.), a Colorado corporation ("UGCH Finance"), and LBTW I, Inc., a Colorado corporation ("LBTW"), with respect to each of the following: (i) promissory note dated January 30, 2002, in the principal amount of $17,270,536.90, due January 30, 2003, (ii) promissory note dated January 31, 2002, in the principal amount of $2,082,000, due January 31, 2003, (iii) promissory note dated February 1, 2002, in the principal amount of $6,696,000, due February 1, 2003, (iv) promissory note dated February 4, 2002, in the principal amount of $34,759,200, due February 4, 2003, (v) promissory note dated February 5, 2002, in the principal amount of $36,417,600, due February 5, 2003, and (vi) promissory note dated February 28, 2002, in the principal amount of $5,502,519.61, due February 28, 2003 (the promissory notes referred to in (i), (ii), (iii), (iv), (v) and (vi) above are collectively referred to herein as the "Promissory Notes").

        WHEREAS, UnitedGlobalCom, Inc., a Delaware corporation ("United") has executed a series of guarantees dated January 30, 2002, January 31, 2002, February 1, 2002, February 4, 2002, February 5, 2002 and February 28, 2002 (collectively, the "Guarantees"), each of which guarantees the prompt and complete payment of all obligations and liabilities of UGCH Finance arising out of or under the corresponding Promissory Note dated the same date.

        WHEREAS, Section 6.6 of the Share Exchange Agreement, dated as of August 18, 2003 (as amended, the "Share Exchange Agreement"), by and among Liberty Media Corporation, a Delaware corporation ("LMC"), and each of the persons and entities defined as "Stockholders" therein (the "Stockholders"), contemplates, among other things, the amendment of each of the Promissory Notes to extend the date of final maturity of each Promissory Note, and the obligations of United with respect to each Promissory Note pursuant to the Guarantees, to January 30, 2009;

        WHEREAS, UGCH and LBTW desire to amend each Promissory Note to extend the date of final maturity of each Promissory Note to January 30, 2009.

        NOW, THEREFORE, in consideration of the promises and the mutual agreements set forth herein, the parties hereto agree as follows:

        Section 1.    Effectiveness of Amendment.    This Amendment shall become effective upon the date hereof.

        Section 2.    Amendments to Notes.    The penultimate sentence of the first paragraph of each Promissory Note shall be deleted in its entirety and amended to read in its entirety as follows:

        "The principal amount of this Note and all accrued but unpaid interest hereon shall be due and payable in full on January 31, 2009."

        Section 3.    Miscellaneous.

          (a)    Further Assurances.    From and after the date hereof, each party shall cooperate and take such actions as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Amendment.

          (b)    Governing Law.    THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

          (c)    Counterparts, Delivery.    This Amendment may be executed in any number of counterparts, all of which shall be considered one and the same instrument. Delivery of an executed signature page by facsimile shall be effective execution and delivery.

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first written above.

UGCH FINANCE, INC.
By:	/s/ ELLEN P. SPANGLER
Name:	Ellen P. Spangler
Title:	Vice President
LBTW I, INC.
By:	/s/ ELIZABETH M. MARKOWSKI
Name:	Elizabeth M. Markowski
Title:	Senior Vice President

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AMENDMENT AGREEMENT